FIRST SUPPLEMENTAL INDENTURE


                         dated as of December 21, 1998

                                     among

                             INSILCO CORPORATION,

                             and its Subsidiaries,

      GREAT LAKE, INC., INSILCO ASIA CORPORATION, SIGNAL TRANSFORMER CO., INC., SIGNAL CARIBE, INC., STEEL PARTS CORPORATION, STEWART CONNECTOR
        SYSTEMS, INC., STEWART STAMPING CORPORATION, TAYLOR PUBLISHING
           COMPANY, THERMAL COMPONENTS, INC., AND THERMAL COMPONENTS
                                DIVISION, INC.

                          the GUARANTORS party hereto

                                      and

                               STAR BANK, N.A.,

                                  as Trustee

                                with respect to

         Insilco Corporation's 12% Senior Subordinated Notes due 2007


               THIS FIRST SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), entered into as of December 21, 1998, among Insilco Corporation, a Delaware corporation (the "Company"), Great Lake, Inc., a Delaware corporation; Insilco Asia Corporation, a Delaware corporation; Signal Transformer Co., Inc., a Delaware corporation; Signal Caribe, Inc., a Delaware corporation; Steel Parts Corporation, a Delaware corporation; Stewart Connector Systems, Inc., a Pennsylvania corporation; Stewart Stamping Corporation, a Delaware corporation; Taylor Publishing Company, a Delaware corporation; Thermal Components, Inc., a Delaware corporation; and, Thermal Components Division, Inc., a Delaware corporation (each an "Undersigned") and Star Bank, N.A., as trustee (the "Trustee").

                                RECITALS

               WHEREAS, the Company and the Trustee entered into the Indenture, dated as of November 9, 1998 (the "Indenture)," relating to the Company's 12% Senior Subordinated Notes due 2007 (the "Notes");

               WHEREAS, as a condition to the Trustee entering into the Indenture and the Holders purchase of the Notes, the Company agreed pursuant to Section 10.21 of the Indenture to cause its Domestic Subsidiaries which are Wholly Owned Restricted Subsidiaries to provide the Note Guarantee in certain circumstances.

                                AGREEMENT

               NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties hereto hereby agree as follows:

               Section 1. Definitions. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

               Section 2. Guarantee. Pursuant to Section 9.01 of the Indenture, each Undersigned, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 14 thereof, and to comply with the provisions of the Registration Rights Agreement (as such term is defined in the Indenture) applicable to such Guarantor.

               Section 3. Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the internal laws of the State of New York.

               Section 4. Counterparts. This Supplemental Indenture may be signed in various counterparts which together shall constitute one and the same instrument.

               Section 5. Supplement to the Indenture. This Supplemental Indenture is an amendment supplemental to the Indenture and said Indenture and this Supplemental Indenture shall henceforth be read together.

               IN WITNESS WHEREOF, the parties have duly executed and delivered this Supplemental Indenture or have caused this Supplemental Indenture to be duly executed on their respective behalf by their respective officers thereunto duly authorized, as of the day and year first above written.




                                       INSILCO CORPORATION


                                       By:_______________________________
                                          Name:  Kenneth H. Koch
                                          Title: Vice President, General
                                                 Counsel and Secretary


                                       GREAT LAKE, INC.


                                       By:_______________________________
                                          Name:  Kenneth H. Koch
                                          Title: Vice President, General
                                                 Counsel and Secretary


                                       INSILCO ASIA CORPORATION


                                       By:_______________________________
                                          Name:  Kenneth H. Koch
                                          Title: Vice President, General
                                                 Counsel and Secretary


                                       SIGNAL TRANSFORMER, CO., INC.


                                       By:_______________________________
                                          Name:  Kenneth H. Koch
                                          Title: Vice President, General
                                                 Counsel and Secretary


                                       SIGNAL CARIBE, INC.


                                       By:_______________________________
                                          Name:  Kenneth H. Koch
                                          Title: Vice President, General
                                                 Counsel and Secretary


                                       STEEL PARTS CORPORATION


                                       By:_______________________________
                                          Name:  Kenneth H. Koch
                                          Title: Vice President, General
                                                 Counsel and Secretary


                                       STEWART CONNECTOR SYSTEMS, INC..


                                       By:_______________________________
                                          Name:  Kenneth H. Koch
                                          Title: Vice President, General
                                                 Counsel and Secretary


                                       STEWART STAMPING CORPORATION


                                       By:_______________________________
                                          Name:  Kenneth H. Koch
                                          Title: Vice President, General
                                                 Counsel and Secretary


                                       TAYLOR PUBLISHING COMPANY


                                       By:_______________________________
                                          Name:  Kenneth H. Koch
                                          Title: Vice President, General
                                                 Counsel and Secretary


                                      THERMAL COMPONENTS, INC.


                                      By:_______________________________
                                         Name:  Kenneth H. Koch
                                         Title: Vice President, General
                                                Counsel and Secretary


                                      THERMAL COMPONENTS DIVISION, INC.


                                      By:_______________________________
                                         Name:  Kenneth H. Koch
                                         Title: Vice President, General
                                                Counsel and Secretary


                                      STAR BANK, N.A.,
                                        as Trustee


                                      By:_______________________________
                                         Name:  Senior Trust Officer
                                         Title: Senior Trust Officer